SCHEDULE 1

Transactions of the Reporting Persons
Effected During the Past 60 Days

The following transactions were effected by China Discovery Investors, Ltd. during the last 60 days.

No. of Shares
      Date                                           Bought (Sold)                                             Price

08/23/2011                                                25,000                                $0.0368
08/24/2011                                                95,175                                  0.0354
08/25/2011                                                31,500                                  0.0364
08/26/2011                                              117,500                                  0.0353
08/31/2011                                                95,000                                  0.0354
09/02/2011                                                     920                                  0.0439
09/06/2011                                                86,777                                  0.0355
09/09/2011                                                86,000                                  0.0312
10/10/2011                                              798,550                                  0.0150
10/12/2011                                              500,000                                  0.0157
10/14/2011                                              145,000                                  0.0151
10/14/2011                                              101,175                                  0.0156
10/14/2011                                                  5,000                                  0.0151
10/19/2011                                                       13                                  0.0150
10/20/2011                                                33,333                                  0.0150

The following transactions were effected by Richard J. Church during the last 60 days.

NONE